Exhibit 99.1

Cellectar Announces the Election of Dr. Asher Alban Chanan-Khan

to its Board of Directors

FLORHAM PARK, N.J., June 24, 2021 -- Cellectar Biosciences, Inc. (NASDAQ: CLRB), a late-stage clinical biopharmaceutical company focused on the discovery and development of drugs for the treatment of cancer, today announced that Dr. Asher Alban Chanan-Khan has been elected to its board of directors as an independent director.

“We warmly welcome Asher to our board of directors,” said James Caruso, president and CEO of Cellectar. “Asher’s distinguished medical and scientific oncology experience, particularly in hematologic cancers, will be a tremendous asset to our company. His insight and counsel should prove invaluable as we continue to develop our pipeline of cancer-targeting assets and further optimize our PLE-conjugate platform technology.”

Dr. Chanan-Khan stated, “After getting to know this dynamic team and understanding the potential and rich opportunities for CLR 131 and the phospholipid ether delivery vehicle, I’m excited to join the Cellectar board. The CLR 131 data recently presented at ASCO clearly demonstrate the clinical benefits of this novel, fixed duration treatment for patients with Waldenstrom’s. I look forward to working alongside the team as we advance CLR 131 through clinical development and further research the tremendous potential of our PLE-conjugate platform technology.”

Dr. Chanan-Khan currently serves as Professor of Medicine & Oncology at the Mayo Clinic School of Medicine, a position he has held since 2011. He served as Chair, Department of Hematology & Oncology at the Mayo Clinic, Florida from October 2011 until January 2018. Prior to Mayo, Dr. Chanan-Khan spent over a decade as an attending physician at the Roswell Park Comprehensive Cancer Center. He was also a tenured member of Faculty of Medicine at the State University of New York (SUNY) Buffalo for over a decade. Dr. Chanan-Khan received an M.D. in Hematology/Oncology from New York University, and an M.D. in Internal Medicine from Columbia University Vagelos College of Physicians and Surgeons. He received his Bachelor of Medicine and Bachelor of Surgery from the Allama Iqbal Medical College, Punjab University in Lahore Pakistan.

About Cellectar Biosciences, Inc.

Cellectar Biosciences is focused on the discovery and development of drugs for the treatment of cancer. The company is developing proprietary drugs independently and through research and development collaborations. The company’s core objective is to leverage its proprietary Phospholipid Drug Conjugate™ (PDC) delivery platform to develop PDCs that specifically target cancer cells, delivering improved efficacy and better safety as a result of fewer off-target effects. The company’s PDC platform possesses the potential for the discovery and development of the next-generation of cancer-targeting treatments, and it plans to develop PDCs independently and through research and development collaborations.

The company’s product pipeline includes CLR 131, a small-molecule PDC designed to provide targeted delivery of iodine-131 (radioisotope), and proprietary preclinical PDC chemotherapeutic programs and multiple partnered PDC assets.

For more information, please visit www.cellectar.com or join the conversation by liking and following us on the company’s social media channels: Twitter, LinkedIn, and Facebook.

Forward-Looking Statement Disclaimer

This news release contains forward-looking statements. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates. These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes including our expectations of the impact of the COVID-19 pandemic. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to any potential disruptions at our sole source supplier of CLR 131, the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, patient enrollment and the completion of clinical studies, the FDA review process and other government regulation, our ability to maintain orphan drug designation in the United States for CLR 131, the volatile market for priority review vouchers, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2020. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.

Contacts

Investors:

Monique Kosse

Managing Director

LifeSci Advisors

212-915-3820

monique@lifesciadvisors.com